Exhibit 23.3

CONSENT OF INDEPENDENT VALUATION EXPERT

I hereby consent to the reference to me as independent valuation expert under the heading “Experts” in Buckeye Ventures, Inc.’s Registration Statement (Pre-Effective Amendment No. 1 to Form SB-2 on Form S-1, file No. 333-147861) that Buckeye expects to file on or about February 14, 2008.

/s/ Rob H. Aft
ROB H. AFT

Los Angeles, California,
February 12, 2008